UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2022

IR-MED INC.

Nevada	333-255894	83-0452269
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Area Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Departure

On June 27, 2022, David Lazar provided notice of his decision to resign from the Board of Directors (the “Board”) of IR-Med, Inc. (the “Company”) to pursue other interests. Mr. Lazar’s resignation did not result from any disagreement with the Company concerning any matter relating to its operations, policies, or practices.

Compensation of Senior Management

(i) Oded Bashan. On June 27, 2022, IR. Med Ltd., the Company’s Israeli subsidiary (“IR. Med Ltd.”) and Bashanti Ltd., an Israeli company with Oded Bashan, as the principal owner and control person, have entered into a consulting agreement. Mr. Bashan is the Company’s Chairman and co-founder of IR . Med Ltd. The agreement provides for a continuous term and may be terminated by either party at any time, provided that if the agreement is terminated by IR. Med Ltd., then it must provide Bashanti Ltd. with 12 months’ notice during which it pay its monthly consulting fee or alternatively, pay out 12 months fee in one lump sum. The consulting agreement provides for a monthly fee of $12,000, retroactive to January 1, 2022. The agreement contains (i) customary confidentiality obligations which are not limited by the term of the agreement, (ii) certain non-compete provisions during the term of the agreement and twelve (12) months thereafter and (iii) certain non-solicitation provisions during the term of the agreement and for one year thereafter. Bashanit Ltd. also agreed to assign certain intellectual property rights to IR. Med Ltd.

(ii) Dr. Yaniv Cohen. Dr. Cohen (PhD) a Company director who has a consulting arrangement with IR-Med Ltd. to provide hardware and product management services, has agreed to increase his time devotion to the Company from 50% to 80% (i..e, a minimum of 144 hours per month). In consideration thereof, IR. Med Ltd. has increased his monthly fee from $5,000 to $8,000.

(iii) Yoram Drucker. Mr. Drucker, a Company director, Vice President Business Development, has been awarded an increase in his monthly salary payable to him under the employment agreement with IR. Med Ltd. of 2,500 NIS (approximately $ 710 as of the date of this report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Moshe Gerber
Name:	Moshe Gerber
Title:	Chief Executive Officer

Date: July 1, 2022